UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2005

PEABODY ENERGY CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Market Street, St. Louis, Missouri		63101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

John F. Turner was elected to the Board of Directors of Peabody Energy Corporation (the "Company") effective July 21, 2005. Mr. Turner will serve as a Class III Director and his term will expire at the 2007 annual meeting of stockholders of the Company. Mr. Turner will also serve as a member of the Board's Nominating & Corporate Governance Committee.

Item 7.01 Regulation FD Disclosure.

On July 26, 2005, the Company issued a press release announcing the election of Mr. Turner as a director. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

On July 21, 2005, the Company issued a press release announcing that its Board of Directors had authorized a share repurchase program. This program allows the repurchase of up to five percent of the Company's common shares at the direction of the Board of Directors. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

July 26, 2005	By:	Jeffery Klinger

Name: Jeffery Klinger
Title: Vice President - General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Peabody Energy Corporation dated July 26, 2005.
99.2	Press Release of Peabody Energy Corporation dated July 21, 2005.